UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

___________
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR A COMPLETED INTERIM REVIEW

On July 3, 2007, the registrant was advised by Weaver & Martin, LLC, its independent accountant, that the registrant’s audited financial statements for the year ended December 31, 2006 and its interim reviewed financial statements for the three months ended March 31, 2007 should be revised to reflect an increase in the stock compensation expense associated with the issuance to its Chief Executive Officer of an aggregate of 7,500,018 shares of the registrant’s common stock issued on February 15, 2006.  Such increase in stock compensation expense was based upon an increase in the valuation of such common stock issued from $0.00283 per share to $0.33 per share, thereby increasing aggregate stock compensation expense from $21,250 to $2,475,006.  Such restatement will affect all of the Registrant’s financial statements for the aforesaid periods.

This matter was discussed by the Company’s Board of Directors with its independent accountant.

By reason of the above, the registrant’s financial statements for the aforesaid periods should no longer be relied upon.

The registrant has provided its independent accountant with a copy of the disclosure stated herein and has requested that the independent accountant furnish to the registrant a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the registrant herein.  A copy of the letter from the independent accountant has been filed herewith as Exhibit 20.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

20.1	Letter from Weaver & Martin, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	July 10, 2007
Jonathan R. Read

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